Press Release

SANTANDER BANCORP REPORTS EARNINGS

FOR THE FIRST QUARTER OF 2005

Net income for the quarter ended March 31, 2005 reached a historical high of $25.5 million, or $0.55 per share, from $25.2 million, or $0.54 per share reported for the first quarter of 2004.

Income before provision for income taxes for the quarter increased by 17.3% when compared to the first quarter of 2004.

Net interest income after provision for loan losses for the quarter ended March 31, 2005 improved 7.8% reaching $48.8 million, compared to $45.2 million for the same period in 2004.

Net loans, including loans held for sale, reached $5.7 billion as of March 31, 2005, an increase of 30.9% compared to net loans as of March 31, 2004.

Deposits totaled $5.3 billion as of March 31, 2005, an increase of $1.2 billion or 27.8%, compared with $4.1 billion at March 31, 2004.

Total assets reached $8.4 billion as of March 31 2005, a 13.7% improvement over total assets of $7.4 billion as of March 31, 2004.

Non-performing loans to total loans improved to 1.47% as of March 31, 2005, from 2.11% as of March 31, 2004, a reduction of 64 basis points.

Allowance for loan losses to non-performing loans improved 381 basis points from 77.74% as of March 31, 2004 to 81.55% as of March 31, 2005, and 250 basis points from 79.05% as of December 31, 2004.

For the quarter ended March 31, 2005, the efficiency ratio (on a tax equivalent basis) showed an improvement of 235 basis points compared to the same period in 2004, reaching 62.34%.

During the first quarter of 2005 compared to the same period in 2004, operating expenses increased 2.5%, below the level of inflation, due to strict cost control measures implemented.

Annualized ROA and ROE for the quarter ended March 31, 2005 were 1.25% and 18.48%, respectively.

The common stock dividend for the first quarter of 2005 was $0.16 compared to $0.11 for the same period in 2004, resulting in a current annualized dividend yield of 2.43%.

San Juan, Puerto Rico, April 28, 2005 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Company"), reported today its unaudited financial results for the quarter ended March 31, 2005. Net income for the quarter ended March 31, 2005 reached a historical high of $25.5 million, from $25.2 million reported during the first quarter of 2004. The results for the first quarter of 2005 included $16.9 million of gains on sale of securities and a $6.7 million loss on extinguishment of debt, resulting in a net gain of $10.2 million, compared with $8.9 million for the same period in 2004. The first quarter results also included a $4.5 million higher provision for income taxes when compared to the previous year.

Net income for the quarter ended March 31, 2005 reached $25.5 million or $0.55 per common share. This represents an increase of 1.2% over net income for the quarter ended March 31, 2004 of $25.2 million or $0.54 per common share, and it represents a 17.3% increase in income before provision for income taxes for the same period. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 18.48% and 1.25%, respectively, for the quarter ended March 31, 2005, compared to 21.01% and 1.40%, respectively, for the first quarter of 2004. The Efficiency Ratio for the quarter ended March 31, 2005 reflected a significant improvement of 235 basis points, reaching 62.34% compared to 64.69% for the quarter ended March 31, 2004.

Shares and earnings per share computations for 2004 presented in the accompanying financial information have been adjusted retroactively to reflect the 10% stock dividend declared by the Board of Directors on July 9, 2004.

Income Statement

The increase in net income for the quarter ended March 31, 2005 compared to the same period in 2004 was principally due to an increase of $1.5 million in net interest income, a decrease in the provision for loan losses of $2.1 million and an increase in other income of $2.6 million. These changes were partially offset by an increase in operating expenses of $1.3 million and an increase in income tax expense of $4.5 million.

For the quarter ended March 31, 2005, net interest income1 amounted to $60.0 million, an increase of 2.2% compared to $58.7 million for the first quarter in 2004. This improvement was principally due to an increase in average interest earning assets of $997.9 million or 14.4%, driven by an increase in average net loans of $1.3 billion or 30.9% and partially offset by a decrease in average investment securities of $372.6 million, compared to the first quarter of 2004. The average investment securities balance decreased due to the sale of $785 million of securities during the first quarter of 2005 resulting in a reduction in the yield on investment securities of 13 basis points from 5.32% for the quarter ended December 31, 2004 to 5.19% for the quarter ended March 31, 2005. This transaction generated a gain of $16.9 million that was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. The increase in average interest earning assets was partially offset by an increase of $891.1 million in average interest bearing liabilities.

Net interest margin1 for the first quarter of 2005 was 3.08% compared with 3.42% for the first quarter of 2004. This decrease of 34 basis points in net interest margin1 was mainly due to an increase of 53 basis points in the average cost of interest bearing liabilities due to short-term interest rate increases. The Federal Reserve increased the discount rate by 175 basis points during the period from June 2004 to March 2005. The average yield on interest earning assets increased 13 basis points also as a result of the higher interest rate scenario. The average yield on the commercial loan portfolio, which has a high proportion of floating rate loans, increased 69 basis points during the period. This was partially offset by lower yields on mortgage and consumer loans. Mr. José R. González, President and CEO, commented that the "decrease in the net interest margin1 when compared to the sequential quarter ended December 31, 2004 was 16 basis points. This reduction is mainly due to an increase of 22 basis points in the cost of funding earning assets, and a reduction of 13 basis points in the average yield of the investment securities portfolio, which is offset by an increase of 12 basis points in the average yield of the loan portfolio for a total increase of 6 basis points in the average yield of earning assets".

The provision for loan losses reflected a decrease of $2.1 million or 23.4% from $8.8 million for the quarter ended March 31, 2004 to $6.7 million for the first quarter in 2005. The reduction in the provision for loan losses was due to a 9.4% decrease in non-performing loans which are down to $84.9 million as of March 31, 2005, from $93.7 million as of March 31, 2004, and $87.5 million as of December 31, 2004. In addition, there was a reduction in non-performing commercial loans without real estate collateral of $8.3 million or 24.0%, compared to March 2004 which had a direct positive impact on the level of the reserve required for this specific portfolio.

Other income increased $2.6 million to $39.1 million for the quarter ended March 31, 2005, from $36.5 million for the same period in 2004. This increase was the result of higher gains on sales of securities of $8.1 million, higher gains on derivatives of $2.7 million and higher recognition of mortgage servicing rights on mortgage loans sold of $0.9 million. These gains were partially offset by a penalty on extinguishment of securities purchased under agreements to resell of $6.7 million in 2005, and a non-recurring gain on sale of a building of $2.8 million in 2004. During the first quarter of 2005, the Company modified its asset/liability mix to adjust for expectations of further rises in short term rates and a flattening yield curve. The Company sold $785 million of investment securities and realized a gain of $16.9 million. This gain was partially offset by a loss of $6.7 million on the extinguishment of certain term repo transactions that were funding part of the securities sold. In addition, the Company engaged in covered call options against other investment portfolio positions and realized a gain of $1.5 million on expired swaptions.

For the quarter ended March 31, 2005, the Efficiency Ratio1 improved 235 basis points to 62.34% compared to 64.69% for the quarter ended March 31, 2004. This improvement was mainly the result of higher revenues (excluding gains on sales of securities, loss on extinguishment of debt during 2005, and gain on the sale of a building during 2004.)

Operating expenses increased $1.3 million or 2.5% from $54.1 million for the quarter ended March 31, 2004 to $55.4 million for the quarter ended March 31, 2005. This was partially due to an increase in salaries and employee benefits of $0.6 million due to higher salaries, the in-sourcing of collection services and a decrease in expenses deferred as loan origination costs, partially offset by a decrease in commissions and bonuses. Other operating expenses reflected an increase of $0.7 million as a result of increases in business promotion, occupancy costs and the reclassification of the provision for undisbursed commitments, letters of credit and other off-balance sheet items during the third quarter of 2004 to other operating expenses. These increases were partially offset by a decrease of $1.4 million in electronic data processing servicing, amortization and technical services due to lower servicing costs.

Balance Sheet

Total assets as of March 31, 2005 increased by $1.0 billion or 13.7% to $8.4 billion compared to $7.4 billion as of March 31, 2004, and $0.1 million or 0.91% compared to total assets of $8.3 billion as of December 31, 2004. As of March 31, 2005, there was an increase of $1.3 billion in net loans, including loans held for sale (further explained below) compared to March 31, 2004 balances and $205.3 million compared to December 31, 2004 balances. The investment securities portfolio decreased by $331.2 million, from $2.2 billion as of March 31, 2004 to $1.8 billion as of March 31, 2005.

The net loan portfolio, including loans held for sale, reflected an increase of 30.9% or $1.3 billion, reaching $5.7 billion at March 31, 2005, compared to the figures reported as of March 31, 2004. Compared to December 31, 2004, the loan portfolio grew by $205.3 million or 3.7% from $5.5 billion. The mortgage loan portfolio at March 31, 2005 grew $1.1 billion or 63.6% compared to March 31, 2004 and $177.2 million or 6.9% compared to December 31, 2004. The commercial loan portfolio (including construction loans) and the consumer loan portfolio also reflected increases of $185.5 million or 7.8% and $88.4 million or 23.1%, respectively, as of March 31, 2005, compared to March 31, 2004. Compared to December 31, 2004 the commercial and consumer loan portfolios reflected increases of $10.3 million or 0.4% and $17.8 million or 3.9%, respectively.

Deposits at March 31, 2005 reflected an increase of $1.2 billion or 27.8% and $553.7 million or 11.7%, compared to deposits of $4.1 billion as of March 31, 2004 and $4.7 billion as of December 31, 2004, respectively. This increase was also in line with the objective of enhancing customer activity and market share. Total borrowings at March 31, 2005 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) decreased $238.9 million or 9.3% and $529.8 million or 18.5%, compared to borrowings at March 31, 2004 and December 31, 2004, respectively.

Financial Strength

Non-performing loans to total loans as of March 31, 2005 was 1.47%, a 64 basis point improvement over the reported 2.11% as of March 31, 2004, and a 10 basis point improvement over the reported 1.57% as of December 31, 2004. Non-performing loans at March 31, 2005 amounted to $84.9 million, a 9.4% improvement compared to $93.7 million as of March 31, 2004, and a 3.0% improvement compared to $87.5 million as of December 31, 2004. There had been an improving trend in this indicator during 2004, which has continued throughout the first quarter of 2005.

The annualized ratio of net charge-offs to average loans for the quarter ended March 31, 2005 improved 13 basis points to 0.49% from 0.62% reported for the quarter ended March 31, 2004. Management is committed and has directed its efforts to continue improving this ratio.

The allowance for loan losses to total non-performing loans at March 31, 2005 improved to 81.55% compared to 77.74% at March 31, 2004 and 79.05% at December 31, 2004. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 160.7% at March 31, 2005 compared to 129.2% as of March 31, 2004 and 135.0% as of December 31, 2004. The allowance for loan losses represents 1.20% of total loans as of March 31, 2005, a 41 basis point reduction over 1.61% reported as of March 31, 2004 and a 4 basis point reduction over the 1.24% reported as of December 31, 2004. The allowance for loan losses to total loans excluding mortgage loans as of March 31, 2005 was 2.28%.

As of March 31, 2005, total capital to risk-adjusted assets (BIS ratio) reached 11.97% and Tier I capital to risk-adjusted assets and leverage ratios were 9.40% and 6.18%, respectively.

Customer Financial Assets Under Control

As of March 31, 2005, the Company had $13.2 billion in Customer Financial Assets Under Control, which represents a 17.2% or $1.9 billion increase over balances as of March 31, 2004. This is a significant part of the financial assets of Puerto Rico households and reflects the Company's strong positioning in its primary market. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management. The growth in customer financial assets and the stability of customer deposits is a strong indication of the Company's successful efforts to regain market share and reposition itself as a leading provider of financial services.

Shareholder Value

During the first quarter of 2005, Santander BanCorp declared a cash dividend of 16 cents per common share to its shareholders of record as of March 15, 2005, payable on April 1, 2005, resulting in a current annualized dividend yield of 2.43%. Market capitalization reached approximately $1.2 billion as of March 31, 2005.

There were no stock repurchases during the 2004 and the first quarter of 2005 under the Stock Repurchase Program. As of March 31, 2005, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). It has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 65 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,600 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander BanCorp is an 89% subsidiary of Banco Santander Central Hispano, S.A (Grupo Santander).

Grupo Santander (SAN.MC, STD.N) ranks as the 9th world bank and is the largest in the Euro Zone by market capitalization. Founded in 1857, Santander has 63 million clients, 9,970 offices and presence in over 40 countries. It is the first Financial Group in Spain and in Latin America and maintains an important business activity in Europe. Santander has reached a prominent presence in the United Kingdom through Abbey, in Portugal, where it owns the third largest banking group, and through Santander Consumer Finance, a leading consumer finance franchise in Germany, Italy and eight other European countries.

In Latin America, Santander maintains a leading position where it manages over $120 billion in business volumes (loans, deposits and off-balance sheet assets under management) through 4,000 offices in ten countries. In 2004 Grupo Santander recorded net profits of $1.8 billion in Latin America, an increase of 9% over the previous year and a net attributable income of $1.6 billion.

Projected calendar for SBP reporting 2005 quarterly financial results

Second quarter results - July 28, 2005

Third quarter results - October 27, 2005

Fourth quarter results - January 27, 2006

For more information contact:

María Calero (787) 777 - 4437

Evelyn Vega (787) 777 - 4546

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

1 On a tax equivalent basis.